Exhibit 99.1

Sovos Brands Reports Fourth Quarter and Fiscal Year 2022 Financial Results; Provides 2023 Guidance

FY 2022 Net Sales and Adjusted EBITDA1 Exceed Previously Provided Guidance

FY 2023 Guidance Demonstrates Continued Strong Momentum on Top and Bottom Line

Louisville, Colo., March 8, 2023 (GLOBE NEWSWIRE) – Sovos Brands, Inc. (“Sovos Brands” or the “Company”) (Nasdaq: SOVO), one of the fastest-growing food companies of scale in the United States, today reported financial results for its fourth quarter and fiscal year ended December 31, 2022.

Fourth Quarter Highlights:

●	Net sales were $262.1 million, a 38.5% increase over the prior year period, or 28.4% organic growth, driven by 16.0% volume and 12.4% pricing growth. The extra week in the Fourth Quarter 2022 compared to the prior year period contributed $19.1 million or 10.1% to growth [2]
●	Rao’s net sales for the quarter were $187.7 million, up 56.0% year-over-year or 44.6% on an organic basis[2], accelerating on its path to $1 billion of annual net sales
o	Rao’s sauce dollar consumption increased 20.3% driven by year-over-year household penetration gains of 110-basis points to 11.9%[3]
o	Rao’s franchise outside of sauce – frozen, soup, and pasta – increased combined dollar consumption 45.5% year-over-year[3]
●	Net loss was $28.7 million or $(0.28) per diluted share largely due to the loss on asset sale of the Birch Benders brand and certain related assets; adjusted net income[1] was $19.6 million or $0.19 per diluted share
●	Adjusted EBITDA[1] was $37.0 million, a 39.7% year-over-year increase as the benefits from volume growth, pricing and productivity outpaced low double-digit inflation

Fiscal Year 2022 Highlights:

●	Net sales were $878.4 million, a 22.1% increase year-over-year; organic net sales growth of 19.5% was driven by 10.8% volume and 8.7% price[2]
●	Rao’s net sales ended the year at $580.1 million, up 38.1% year-over-year or 34.9% on an organic basis[2]
●	Net loss was $53.5 million or $(0.53) per diluted share largely due to Birch Benders; adjusted net income[1] was $60.4 million or $0.60 per diluted share
●	Adjusted EBITDA[1] was $119.8 million, a 4.1% increase over the prior year period

“I am pleased to report an exceptional finish to the year as Sovos Brands generated nearly 30% Organic Net Sales2 and 40% Adjusted EBITDA1 growth in the fourth quarter,” commented Todd Lachman, President and Chief Executive Officer. “In 2022, we delivered another year of sector-leading growth driven by both volume and price, reflecting a uniquely balanced growth profile relative to most of our peers. I am particularly proud of how our teams responded to a challenging year of historically high inflation and global supply chain disruptions. Our 2023 guidance reflects our strong momentum, with Organic Net Sales2 and Adjusted EBITDA1 expected to grow double digits versus 2022. This includes another year of stepped-up growth investments to support brand building, innovation and capabilities that will further fuel long-term growth.”

Summary of Reported (GAAP) and Adjusted1 Fourth Quarter and Fiscal Year 2022 Results

	14 Weeks Ended	13 Weeks Ended			Fiscal Year Ended
	December 31, 2022	December 25, 2021	Change		December 31, 2022	December 25, 2021	Change
Net sales ($ millions)	$262.1	$189.2	38.5%		$878.4	$719.2	22.1%
Net income (loss) ($ millions)	$(28.7)	$(3.8)	647.1%		$(53.5)	$1.9	NM	%
Net income (loss) margin (%)	(11.0)%	(2.0)%	450.0%		(6.1)%	0.3%	NM	%
Adjusted net income[1]	$19.6	$13.0	51.0%		$60.4	$54.3	11.3%
Diluted EPS	$(0.28)	$(0.04)	—%		$(0.53)	$0.02	NM	%
Adjusted diluted EPS[1]	$0.19	$0.13	46.2%		$0.60	$0.67	(10.4)%
Adjusted EBITDA[1]($ millions)	$37.0	$26.5	39.7%		$119.8	$115.1	4.1%
Adjusted EBITDA margin[1](%)	14.1%	14.0%	10	bps	13.6%	16.0%	(240)	bps

__________________

Note: NM - not meaningful

Summary of Reported and Organic2 Fourth Quarter and Fiscal Year 2022 YoY Net Sales Growth

	Reported Net Sales	53rd Week	Organic Net Sales	Organic Net Sales Growth Key Drivers
Fourth Quarter 2022	% Change	Contribution	% Change[2]	Volume	Price
Rao’s	56.0%	11.4%	44.6%
noosa	12.5%	8.2%	4.3%
Michael Angelo’s	(0.3)%	6.8%	(7.1)%
Birch Benders	6.7%	7.9%	(1.2)%
Total Net Sales	38.5%	10.1%	28.4%	16.0%	12.4%

	Reported Net Sales	53rd Week	Organic Net Sales	Organic Net Sales Growth Key Drivers
Fiscal Year 2022	% Change	Contribution	% Change[2]	Volume	Price
Rao’s	38.1%	3.2%	34.9%
noosa	7.8%	2.0%	5.8%
Michael Angelo’s	1.9%	1.7%	0.2%
Birch Benders	(26.9)%	1.4%	(28.3)%
Total Net Sales	22.1%	2.6%	19.5%	10.8%	8.7%

Fourth Quarter 2022 Results

Net sales of $262.1 million represented an increase of $72.9 million, or 38.5%, compared to the prior year period. Organic net sales growth2 of 28.4% was driven by 16.0% volume and 12.4% price. An extra week compared to the prior year period contributed an additional $19.1 million, or 10.1%, to our reported net sales growth. At the brand level, the primary driver of net sales growth was the Rao’s franchise, which realized strong double-digit growth across all categories.

Gross profit of $75.9 million increased by $16.4 million or 27.6% versus the prior year period. Gross margin was 29.0% versus 31.4% for the prior year period. Adjusted gross profit1 of $76.5 million increased by $17.0 million or 28.6% versus the prior year period supported by volume growth, pricing and productivity that was partially offset by low double-digit inflation. Adjusted gross margin1 was 29.2%, reflecting a 220-basis point decline versus the prior year period.

Total operating expenses of $104.2 million increased by $42.6 million or 69.1% versus the prior year period, reflecting the Loss on Asset Sale related to the Birch Benders divestiture. Adjusted operating expenses1 of $42.4 million increased by $6.7 million, or 18.8%, versus the prior year period. The increase was driven by growth-supportive investments in our talent, brands and capabilities.

Net interest expense was $9.4 million compared to $6.3 million in the prior year period.

Net loss was $28.7 million, -10.9% of net sales, or $(0.28) per diluted share largely due to the Loss on Asset Sale related to the Birch Benders divestiture. This compared to a net loss of $3.8 million, or $(0.04) per diluted share in the prior year period. Excluding after-tax costs for non-recurring items detailed in the Reconciliation of Non-GAAP Financial Measures below, adjusted net income1 was $19.6 million, or $0.19 per diluted share. This compared to $13.0 million or $0.13 per diluted share in the prior year period.

Adjusted EBITDA1 of $37.0 million increased $10.5 million or 39.7% versus the prior year period. Adjusted EBITDA margin1 was 14.1% versus 14.0% in the prior year period.

Balance Sheet and Cash Flow Highlights

As of December 31, 2022, cash and cash equivalents were $138.7 million and total debt was $482.4 million, resulting in a net debt to last twelve months adjusted EBITDA1 ratio of 2.9x.

Cash from operating activities was $45.4 million in the full fiscal year, compared to $46.9 million in the prior year. Higher operating earnings were offset by a greater use of working capital to fund growth. Capital expenditures were $12.8 million versus $14.2 million in the prior year.

Birch Benders

As previously announced on January 9th, Sovos Brands divested the Birch Benders brand and certain related assets on December 30, 2022 resulting in a more focused portfolio, reflecting the Company’s continued commitment to growing our Rao’s and noosa brands and, in particular, accelerating Rao’s to $1 billion in net sales and beyond.

Fiscal 2023 Outlook

The Company is providing initial guidance ranges for net sales and adjusted EBITDA1, as follows:

Net sales	$900-$925 million
Adjusted EBITDA	$130-$135 million

Guidance reflects 10% to 13% organic net sales growth2 as compared to the Adjusted Fiscal Year 2022 Net Sales of $818.9 million, defined below, and Adjusted EBITDA1 growth of 9% to 13%.

Net Sales
(In millions)	Fiscal Year 2022
Reported Net Sales	$878.4
Less:
53rd Week[4]	(18.3)
Birch Benders[5]	(41.2)
Adjusted Fiscal Year 2022 Net Sales	$818.9

Sovos Brands cannot provide a reconciliation between its forecasted adjusted EBITDA1 and a forecasted net income without unreasonable effort due to the inherent difficulty of forecasting and providing reliable estimates for certain adjustment items. These items may reside outside of the Company’s control and vary greatly between periods and could significantly impact future financial results. For more information regarding the use of non-GAAP measures, please see the discussion provided under Non-GAAP Financial Information in this press release and the Company’s public filings.

Footnotes:

(1) Adjusted gross profit, adjusted gross margin, adjusted operating expense, adjusted operating income, EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, and adjusted diluted EPS are non-GAAP measures. Please note for the 14 and 53-week periods ended December 31, 2022, as well as for the comparable year ago periods, we have provided adjusted gross profit, adjusted operating expenses, adjusted operating income, and adjusted net income. This format represents the way that Sovos Brands' management views its P&L and summarizes previously provided information into a layout that better conforms with common industry practice. For additional information, including a reconciliation of adjusted results to the most directly comparable measures presented in accordance with GAAP, see the Non-GAAP Financial Information and Reconciliation of Non-GAAP Financial Measures sections of this release.

(2) Organic Net Sales is defined as reported net sales excluding, when they occur, the impact of a 53rd week of shipments, acquisitions and divestitures. For the fourth quarter and fiscal year 2022 results, Organic Net Sales growth excludes the 53rd week of shipments. The divestiture of Birch Benders and certain related assets occurred on December 30th, 2022 and did not impact results for the fourth quarter and fiscal year. For discussions of fiscal year 2023 guidance, Organic Net Sales growth excludes the impact of divestitures and the 53rd week in the prior year.

(3) Source: Market performance refers to dollar sales and unit growth rates as reported by IRI MULO in the 13-week period ended December 25, 2022. Household penetration refers to data reported by IRI All Outlet for the 52-week period ended December 25, 2022 compared to the 52-week period ended December 26, 2021.

(4) Reflects net sales generated in the 53rd week by the Rao’s, Michael Angelo’s and noosa brands, while excluding the $0.8 million generated by the Birch Benders brand.

(5) Reflects net sales for the Birch Benders brand generated in the 53 weeks ended December 31, 2022.

Earnings Conference Call Details

The Sovos Brands management team will host a conference call and webcast at 4:30 p.m. ET today to discuss the results. The webcast will be available on the Investor Relations section of the Company’s website at ir.sovosbrands.com. The webcast will be archived and available for replay. If you plan to ask a question during the live webcast, please join at https://register.vevent.com/register/BI04a47325314744bbb1f94ac1e04365ce.

About Sovos Brands, Inc.

Sovos Brands, Inc. is a consumer-packaged food company focused on acquiring and building disruptive growth brands that bring today’s consumers great tasting food that fits the way they live. The Company’s product offerings include a variety of pasta sauces, dry pasta, soups, frozen entrées, frozen pizza and yogurts, all of which are sold in North America under the brand names Rao’s, Michael Angelo’s and noosa. All Sovos Brands’ products are built with authenticity at their core, providing consumers with one-of-a-kind food experiences that are genuine, delicious, and unforgettable. The Company is headquartered in Louisville, Colorado. For more information on Sovos Brands and its products, please visit www.sovosbrands.com.

Contacts

Investors:

Joshua Levine
IR@sovosbrands.com

Media:

Lauren Armstrong

media@sovosbrands.com

Non-GAAP Financial Information

In addition to the Company’s results which are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company believes the following non-GAAP measures presented in this press release and/or discussed on the related teleconference call are useful in evaluating its operating performance: EBITDA, Adjusted EBITDA, EBITDA margin, Adjusted EBITDA margin, adjusted gross profit, adjusted operating expenses, adjusted operating income, adjusted income tax (expense), adjusted effective tax rate, adjusted net income, and diluted earnings per share from adjusted net income. We define EBITDA as net income (loss) before net interest expense, income tax (expense) benefit, depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for non-cash equity-based compensation costs, non-recurring costs, foreign currency contracts loss, supply chain optimization costs, impairment of goodwill, transaction and integration costs and IPO readiness costs. EBITDA margin is determined by calculating the percentage EBITDA is of net sales. Adjusted EBITDA margin is determined by calculating the percentage Adjusted EBITDA is of net sales. Adjusted gross profit, adjusted operating expenses, adjusted operating income, adjusted income tax (expense), adjusted effective tax rate and adjusted net income consists of gross profit, total operating expenses, operating income (loss), reported income tax (expense) benefit, reported effective tax rate and net income (loss) before non-cash equity-based compensation costs, non-recurring costs, foreign currency contracts loss, supply chain optimization costs, impairment of goodwill, transaction and integration costs, IPO readiness costs, acquisition amortization and tax-related adjustments that we do not consider in our evaluation of our ongoing operating performance from period to period as discussed further below. Diluted earnings per share from adjusted net income is determined by dividing adjusted net income by the weighted average diluted shares outstanding. Non-GAAP financial measures are included in this release because they are key metrics used by management to assess our operating performance. Management believes that non-GAAP financial measures are helpful in highlighting performance trends because non-GAAP financial measures eliminate non-recurring and unusual items and non-cash expenses, which we do not consider indicative of ongoing operational performance. Our presentation of non-GAAP financial measures should not be construed to imply that our future results will be unaffected by these items. By providing these non-GAAP financial measures, management believes we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives.

EBITDA, Adjusted EBITDA, EBITDA margin, Adjusted EBITDA margin, adjusted gross profit, adjusted operating expenses, adjusted operating income, adjusted income tax (expense), adjusted effective tax rate, adjusted net income and diluted earnings per share from adjusted net income are not defined under GAAP. Our use of the terms EBITDA, Adjusted EBITDA, EBITDA margin, Adjusted EBITDA margin, adjusted gross profit, adjusted operating expenses, adjusted operating income, adjusted income tax (expense), adjusted effective tax rate, adjusted net income and diluted earnings per share from adjusted net income may not be comparable to similarly titled measures of other companies in our industry and are not measures of performance calculated in accordance with GAAP. Our presentation of non-GAAP financial measures is intended to provide supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. Non-GAAP financial measures should not be considered as alternatives to operating income (loss), net income (loss), earnings (loss) per share, net sales or any other performance measures derived in accordance with GAAP, or as measures of operating cash flows or liquidity.

Forward-Looking Statements

This press release and the earnings call referencing this press release contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding Sovos Brands’ market opportunity, anticipated growth, and future financial performance, including management’s outlook for the fiscal year ending December 30, 2023 and longer-term. These forward-looking statements are based on Sovos Brands’ current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause Sovos Brands’ actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following: adverse consequences of the actions of the major retailers, wholesalers, distributors and mass merchants on which we rely, including if they give higher priority to other brands or products, take steps to maintain or improve their margins by, among other things, raising the on-shelf prices of our products or imposing surcharges on us, or if they perform poorly or declare bankruptcy; our dependence on third-party distributors and third-party co-packers, including one co-packer for the substantial majority of our Rao’s Homemade sauce products; inflation, including our vulnerability to decreases in the supply of and increases in the price of raw materials, packaging, fuel, labor, manufacturing, distribution and other costs, and our inability to offset increasing costs through cost savings initiatives or pricing; supply disruptions, including increased costs and potential adverse impacts on distribution and consumption; our inability to expand household penetration and successfully market our products; competition in the packaged food industry and our product categories; consolidation within the retail environment may allow our customers to demand lower pricing, increased promotional programs and increased deductions and allowances, among other items; our inability to successfully introduce new products or failure of recently launched products to meet expectations or remain on-shelf; our inability to accurately forecast pricing elasticities and the resulting impact on volume growth and/or distribution gains; failure by us or third-party co-packers or suppliers of raw materials to comply with labeling, food safety, environmental or other laws or regulations, or new laws or regulations; our vulnerability to the impact of severe weather conditions, natural disasters and other natural events such as herd, flock and crop diseases on our manufacturing facilities, co-packers or raw material suppliers; our inability to effectively manage our growth; geopolitical tensions, including relating to Ukraine; the COVID-19 pandemic and associated effects; our inability to maintain our workforce; our inability to identify, consummate or integrate new acquisitions or realize the projected benefits of acquisitions; erosion of the reputation of one or more of our brands; our inability to protect ourselves from cyberattacks; failure to protect, or litigation involving, our tradenames or trademarks and other rights; fluctuations in currency exchange rates could adversely affect our results of operations and cash flows; our ability to effectively manage interest rate risk, including through the use of hedges and other strategies or financial products; the effects of climate change and adherence to environmental, social and governance demands; a change in assumptions used to value our goodwill or our intangible assets, or the impairment of our goodwill or intangible assets; our level of indebtedness under our First Lien Credit Agreement, which as of December 31, 2022 was $480.8 million, and our duty to comply with covenants under our First Lien Credit Agreement; and the interests of our majority stockholder may differ from those of public stockholders.

These risks and uncertainties are more fully described in Sovos Brands’ filings with the Securities and Exchange Commission (the “SEC”), including in the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and other filings and reports that Sovos Brands may file from time to time with the SEC. Moreover, Sovos Brands operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for management to predict all risks, nor can Sovos Brands assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Sovos Brands may make. In light of these risks, uncertainties and assumptions, Sovos Brands cannot guarantee that future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent managements’ beliefs and assumptions only as of the date of this press release. Sovos Brands disclaims any obligation to update forward-looking statements except as required by law.

SOVOS BRANDS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except for share and per share data)

(Unaudited)

	14 Weeks Ended	13 Weeks Ended	Fiscal Year Ended
	December 31, 2022	December 25, 2021	December 31, 2022	December 25, 2021
Net sales	$262,098	$189,244	$878,371	$719,186
Cost of sales	186,181	129,752	631,706	498,394
Gross profit	75,917	59,492	246,665	220,792
Operating expenses:
Selling, general and administrative	45,696	43,693	163,025	135,060
Depreciation and amortization	7,173	7,240	28,785	28,871
Loss on asset sale	51,291	—	51,291
Impairment of goodwill	—	—	42,052	—
Loss on extinguishment of debt	—	5,665	—	15,382
Forgiveness of capital advance	—	5,000	—	5,000
Total operating expenses	104,160	61,598	285,153	184,313
Operating income (loss)	(28,243)	(2,106)	(38,488)	36,479
Interest expense, net	9,437	6,272	27,851	30,885
Income (loss) before income taxes	(37,680)	(8,378)	(66,339)	5,594
Income tax (expense) benefit	8,993	4,538	12,888	(3,675)
Net income (loss)	$(28,687)	$(3,840)	$(53,451)	$1,919
Earnings (loss) per share:
Basic	$(0.28)	$(0.04)	$(0.53)	$0.02
Diluted	$(0.28)	$(0.04)	$(0.53)	$0.02
Weighted average shares outstanding:
Basic	100,961,986	100,289,965	100,917,978	80,616,326
Diluted	100,961,986	100,289,965	100,917,978	80,616,326

SOVOS BRANDS, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	December 31, 2022	December 25, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$138,654	$66,154
Accounts receivable, net	87,695	70,729
Inventories, net	92,602	51,615
Prepaid expenses and other current assets	11,974	6,685
Total current assets	330,925	195,183
Property and equipment, net	64,317	62,671
Operating lease right-of-use assets	13,332	15,672
Goodwill	395,399	437,451
Intangible assets, net	351,547	464,655
Other long-term assets	3,279	2,299
TOTAL ASSETS	$1,158,799	$1,177,931

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$49,264	$37,254
Accrued expenses	69,571	51,757
Current portion of long-term debt	99	98
Current portion of long-term lease liabilities	3,308	3,216
Total current liabilities	122,242	92,325
Long-term debt, net of debt issuance costs	482,344	481,420
Deferred income taxes	63,644	76,976
Long-term operating lease liabilities	14,063	17,302
Other long-term liabilities	483	421
TOTAL LIABILITIES	682,776	668,444

STOCKHOLDERS’ EQUITY:
Preferred Stock	—	—
Common Stock	101	101
Additional paid-in-capital	577,664	559,226
Accumulated deficit	(103,291)	(49,840)
Accumulated other comprehensive income	1,549	—
TOTAL STOCKHOLDERS’ EQUITY	476,023	509,487
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,158,799	$1,177,931

SOVOS BRANDS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Fiscal Year Ended
	December 31, 2022	December 25, 2021
Operating activities
Net income (loss)	$(53,451)	$1,919
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	38,868	37,812
Equity-based compensation expense	18,438	9,823
Loss on foreign currency contracts	33	—
Non-cash interest expense	59	—
Deferred income taxes	(13,821)	2,243
Amortization of debt issuance costs	1,331	1,883
Non-cash operating lease expense	2,418	2,278
Provision for excess and obsolete inventory	2,482	822
Loss on disposal of property and equipment	—	307
Impairment of goodwill	42,052	—
Loss on extinguishment of debt	—	15,382
Loss on asset sale	51,291	—
Forgiveness of capital advance	—	5,000
Other	—	(125)
Changes in operating assets and liabilities:
Accounts receivable, net	(17,032)	(9,387)
Inventories, net	(48,891)	(5,449)
Prepaid expenses and other current assets	603	(9,567)
Other long-term assets	388	(35)
Accounts payable	11,552	6,242
Accrued expenses	12,238	(8,395)
Other long-term liabilities	62	(979)
Operating lease liabilities	(3,225)	(2,831)
Net cash provided by operating activities	45,395	46,943
Investing activities
Proceeds from sale of business	40,000	—
Purchases of property and equipment	(12,817)	(14,182)
Net cash provided by (used in) investing activities	27,183	(14,182)
Financing activities
Payments of debt issuance costs	—	(3,046)
Proceeds from long-term debt	—	769,136
Repayments of long-term debt	—	(673,346)
Repayments of capital lease obligations	(78)	(66)
Net proceeds from issuance of common stock	—	302,689
Proceeds from stockholder's note receivable	—	6,000
Contingent earn out consideration paid	—	(5,000)
Dividends Paid	—	(400,000)
Net cash used in financing activities	(78)	(3,633)
Net increase in cash and cash equivalents	72,500	29,128
Cash and cash equivalents at beginning of period	66,154	37,026
Cash and cash equivalents at end of period	$138,654	$66,154

SOVOS BRANDS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

	14 Weeks Ended		13 Weeks Ended		Fiscal Year Ended		Fiscal Year Ended
(In thousands)	December 31, 2022	% of Net sales	December 25, 2021	% of Net sales	December 31, 2022	% of Net sales	December 25, 2021	% of Net sales
Net income (loss)(1)	$(28,687)	(11.0)%	$(3,840)	(2.0)%	$(53,451)	(6.1)%	$1,919	0.3%
Interest	9,437	3.6	6,272	3.3	27,851	3.2	30,885	4.3
Income tax (expense) benefit	8,993	3.4	4,538	2.4	12,888	1.5	(3,675)	(0.5)
Depreciation and amortization	9,684	3.7	9,510	5.0	38,868	4.4	37,812	5.3
EBITDA(1)	(18,559)	(7.1)	7,404	3.9	380	0.0	74,291	10.3
Non-cash equity-based compensation(2)	5,198	2.0	7,739	4.1	18,438	2.1	9,823	1.4
Non-recurring costs(3)	439	0.2	10,716	5.7	4,050	0.5	21,245	3.0
(Gain) loss on foreign currency contracts(4)	(3,222)	(1.2)	—	0.0	33	0.0	—	0.0
Supply chain optimization(5)	613	0.2	—	0.0	1,904	0.2	—	0.0
Impairment of goodwill(6)	—	0.0	—	0.0	42,052	4.8	—	0.0
Transaction and integration costs(7)	52,527	20.0	249	0.1	52,586	6.0	4,227	0.6
Initial public offering readiness(8)	—	0.0	383	0.2	384	0.0	5,559	0.8
Adjusted EBITDA(1)	$36,996	14.1%	$26,491	14.0%	$119,827	13.6%	$115,145	16.0%

(1)
Net income (loss) as a percentage of net sales is also referred to as net income (loss) margin. EBITDA and Adjusted EBITDA as a percentage of net sales are also referred to as EBITDA margin and Adjusted EBITDA margin.
(2)
Consists of non-cash equity-based compensation expense associated with the grant of equity-based compensation provided to officers, directors and employees.
(3)
Consists of loss on extinguishment of debt, professional fees related to organizational optimization, costs for capital markets activities and ERP conversion costs related to integrating acquisitions.
(4)
Consists of unrealized (gain) loss on foreign currency contracts.
(5)
Consists of write-downs associated with packaging optimization and a strategic initiative to move co-packaging production from an international supplier to a domestic supplier.
(6)
Consists of expense from impairment of goodwill.
(7)
Consists of transaction costs and certain integration costs associated with the Birch Benders acquisition, loss on asset sale from the divestiture of the Birch Benders brand and certain related assets and substantial one-time costs related to a large, uncompleted transaction.
(8)
Consists of costs associated with preparing for an IPO and other professional fees associated with building the organizational infrastructure to support a public company environment.

SOVOS BRANDS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

			14 Weeks Ended
(In thousands, except share and per share data)	December 31, 2022
	Gross profit	Operating expenses	Operating income (loss)	Interest expense, net	Income tax (expense) benefit	Net income (loss)
As reported (GAAP)	$75,917	$104,160	$(28,243)	$9,437	$8,993	$(28,687)
Adjustments:
Non-cash equity-based compensation(1)	—	(5,198)	5,198	—	—	5,198
Non-recurring costs(2)	—	(439)	439	—	—	439
Gain on foreign currency contracts(3)	—	3,222	(3,222)	—	—	(3,222)
Supply chain optimization(4)	613	—	613	—	—	613
Transaction and integration costs(6)	—	(52,527)	52,527	—	—	52,527
Acquisition amortization(8)	—	(6,811)	6,811	—	—	6,811
Tax effect of adjustments(9)	—	—	—	—	(23,258)	(23,258)
One-time tax (expense) benefit items(10)	—	—	—	—	9,223	9,223
As adjusted	$76,530	$42,407	$34,123	$9,437	$(5,042)	$19,644

As adjusted (% of net sales)	29.2%	16.2%	13.0%	3.6%	(1.9)%	7.5%

Earnings per share:
Diluted						(0.28)
Adjusted Diluted						0.19
Weighted average shares outstanding:
Diluted for net loss						100,964,827
Diluted for adjusted net income						101,449,086

SOVOS BRANDS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

			13 Weeks Ended
(In thousands, except share and per share data)	December 25, 2021
	Gross profit	Operating expenses	Operating income (loss)	Interest expense, net	Income tax (expense) benefit	Net income (loss)
As reported (GAAP)	$59,492	$61,598	$(2,106)	$6,272	$4,538	$(3,840)
Adjustments:
Non-cash equity-based compensation(1)	—	(7,739)	7,739	—	—	7,739
Non-recurring costs(2)	—	(10,716)	10,716	—	—	10,716
Transaction and integration costs(6)	—	(249)	249	—	—	249
Initial public offering readiness(7)	—	(383)	383	—	—	383
Acquisition amortization(8)	—	(6,810)	6,810	—	—	6,810
Tax effect of adjustments(9)	—	—	—	—	(10,243)	(10,243)
One-time tax (expense) benefit items(10)	—	—	—	—	1,196	1,196
As adjusted	$59,492	$35,701	$23,791	$6,272	$(4,509)	$13,010

As adjusted (% of net sales)	31.4%	18.9%	12.6%	3.3%	(2.4)%	6.9%

Earnings (loss) per share:
Diluted						(0.04)
Adjusted Diluted						0.13
Weighted average shares outstanding:
Diluted for net loss						100,289,965
Diluted for adjusted net income						100,515,665

SOVOS BRANDS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

			Fiscal Year Ended
(In thousands, except share and per share data)	December 31, 2022
	Gross profit	Operating expenses	Operating income (loss)	Interest expense, net	Income tax (expense) benefit	Net income (loss)
As reported (GAAP)	$246,665	$285,153	$(38,488)	$27,851	$12,888	$(53,451)
Adjustments:
Non-cash equity-based compensation(1)	—	(18,438)	18,438	—	—	18,438
Non-recurring costs(2)	—	(4,050)	4,050	—	—	4,050
Loss on foreign currency contracts(3)	—	(33)	33	—	—	33
Supply chain optimization(4)	1,904	—	1,904	—	—	1,904
Impairment of goodwill(5)	—	(42,052)	42,052	—	—	42,052
Transaction and integration costs(6)	—	(52,586)	52,586	—	—	52,586
Initial public offering readiness(7)	—	(384)	384	—	—	384
Acquisition amortization(8)	—	(27,240)	27,240	—	—	27,240
Tax effect of adjustments(9)	—	—	—	—	(31,730)	(31,730)
One-time tax (expense) benefit items(10)	—	—	—	—	(1,079)	(1,079)
As adjusted	$248,569	$140,370	$108,199	$27,851	$(19,921)	$60,427

As adjusted (% of net sales)	28.3%	16.0%	12.3%	3.2%	(2.3)%	6.9%

Earnings (loss) per share:
Diluted						(0.53)
Adjusted Diluted						0.60
Weighted average shares outstanding:
Diluted for net loss						100,917,978
Diluted for adjusted net income						100,967,287

SOVOS BRANDS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

			Fiscal Year Ended
(In thousands, except share and per share data)	December 25, 2021
	Gross profit	Operating expenses	Operating income	Interest expense, net	Income tax (expense)	Net income
As reported (GAAP)	$220,792	$184,313	$36,479	$30,885	$(3,675)	$1,919
Adjustments:
Non-cash equity-based compensation(1)	—	(9,823)	9,823	—	—	9,823
Non-recurring costs(2)	—	(21,245)	21,245	—	—	21,245
Transaction and integration costs(6)	298	(3,929)	4,227	—	—	4,227
Initial public offering readiness(7)	—	(5,559)	5,559	—	—	5,559
Acquisition amortization(8)	—	(27,240)	27,240	—	—	27,240
Tax effect of adjustments(9)	—	—	—	—	(14,858)	(14,858)
One-time tax (expense) benefit items(10)	—	—	—	—	(878)	(878)
As adjusted	$221,090	$116,517	$104,573	$30,885	$(19,411)	$54,277

As adjusted (% of net sales)	30.7%	16.2%	14.5%	4.3%	(2.7)%	7.5%

Earnings per share:
Diluted						0.02
Adjusted Diluted						0.67
Weighted average shares outstanding:
Diluted for net income						80,616,326
Diluted for adjusted net income						80,616,326

(1)	Consists of non-cash equity-based compensation expense associated with the grant of equity-based compensation provided to officers, directors and employees.
(2)	Consists of loss on extinguishment of debt, related to professional fees related to organizational optimization, costs for capital markets activities and ERP conversion costs related to integrating acquisitions.
(3)	Consists of unrealized (gain) loss on foreign currency contracts.
(4)	Consists of write-downs associated with packaging optimization and a strategic initiative to move co-packaging production from an international supplier to a domestic supplier.
(5)	Consists of expense for impairment of goodwill.
(6)	Consists of transaction costs and certain integration costs associated with the Birch Benders acquisition, loss on asset sale from the divestiture of the Birch Benders brand and certain related assets and substantial one-time costs related to a large, uncompleted transaction.
(7)	Consists of costs associated with preparing for an IPO and other professional fees associated with building the organizational infrastructure to support a public company environment.
(8)	Amortization costs associated with acquired trade names and customer lists.
(9)	Tax effect was calculated using the Company's adjusted annual effective tax rate.
(10)	Represents the removal of the tax effect of impairment of goodwill, removal for remeasurement of deferred taxes related to intangibles for changes in deferred rate and the removal of the tax effect of non-deductible transaction costs.

SOVOS BRANDS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

	14 Weeks Ended	13 Weeks Ended	Fiscal Year Ended
(In thousands)	December 31, 2022	December 25, 2021	December 31, 2022	December 25, 2021
Reported income tax (expense) benefit	$8,993	$4,538	$12,888	$(3,675)
Non-cash equity-based compensation(1)	(456)	(230)	(1,551)	(229)
Non-recurring costs(2)	(25)	(5,228)	(424)	(5,186)
Gain (loss) on foreign currency contracts(3)	799	—	(8)	—
Supply chain optimization(4)	(143)	—	(461)	—
Impairment of goodwill(5)	105	—	(10,172)	—
Transaction and integration costs(6)	(12,703)	(61)	(12,718)	(1,032)
Initial public offering readiness(7)	2	(456)	(446)	(1,716)
Acquisition amortization(8)	(1,614)	(3,072)	(7,029)	(7,573)
Adjusted income tax (expense)	$(5,042)	$(4,509)	$(19,921)	$(19,411)

Reported effective tax rate	23.9%	54.3%	19.4%	65.8%
Non-cash equity-based compensation(1)	(0.1)	(0.7)	0.3	(0.6)
Non-recurring costs(2)	—	(16.5)	0.1	(13.0)
Gain (loss) on foreign currency contracts(3)	0.1	—	—	—
Supply chain optimization(4)	—	—	0.1	—
Impairment of goodwill(5)	—	—	1.7	—
Transaction and integration costs(6)	(1.5)	(0.2)	2.1	(2.6)
Initial public offering readiness(7)	—	(1.4)	0.1	(4.3)
Acquisition amortization(8)	(0.2)	(9.7)	1.2	(19.0)
Adjusted effective tax rate	22.2%	25.8%	25.0%	26.3%

(1)	Tax effect adjustment of non-cash equity-based compensation expense associated with the grant of equity-based compensation provided to officers, directors and employees.
(2)	Tax effect adjustment of loss on extinguishment of debt, professional fees related to organizational optimization, costs for capital markets activities and ERP conversion costs related to integrating acquisitions.
(3)	Tax effect adjustments of unrealized loss on foreign currency contracts.
(4)	Tax effect adjustments of write-downs associated with packaging optimization and a strategic initiative to move co-packaging production from an international supplier to a domestic supplier.
(5)	Tax effect adjustment of impairment of goodwill.
(6)	Tax effect adjustment of transaction costs and certain integration costs associated with the Birch Benders acquisition, loss on asset sale from the divestiture of the Birch Benders brand and certain related and substantial one-time costs related to a large, uncompleted transaction.
(7)	Tax effect adjustment of costs associated with preparing for an IPO and other professional fees associated with building the organizational infrastructure to support a public company environment.
(8)	Tax effect adjustment of amortization costs associated with acquired trade names and customer lists.